UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018

GENTEX CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-10235	38-2030505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Centennial Street Zeeland, Michigan		49464
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (616) 772-1800
_____________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2018, the Board of Directors of Gentex Corporation (the “Company”) appointed Kathy Starkoff as a director, effective immediately.  The initial term as a director for Ms. Starkoff will expire at the Company’s 2019 annual meeting of shareholders, unless she is re-nominated as a director, and elected by stockholders at the annual meeting.

Ms. Starkoff currently serves as Founder, President and CEO of Orange Star Consulting. Prior to founding Orange Star, Ms. Starkoff served as CIO at The Ohio State University, where she was a member of both the President’s Council and the University’s Management Committee, providing strategic direction and advice to the President, key leaders and the Board of Trustees. Prior to that , Ms. Starkoff served as CTO and Group Vice President of Limited Brands, a $6 billion global retailer, now LBrands. While there, Ms. Starkoff led transformational change, which included informing and advising key executives and the board of directors. Prior to her role at LBrands, Ms. Starkoff was CTO and Senior Vice President at Bank One Corporation, now Chase, where she used her experience to help improve the speed and effectiveness of IT in mergers and acquisitions. Ms. Starkoff currently serves as Board Chair of Flying Horse Farms and is also a member of the SeriousFun Children’s Network Board.

Ms. Starkoff will receive compensation for her service on the Board of Directors in accordance with the Company’s non-employee director compensation program (as described further in Part III, Item 11 and Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed February 21, 2018, which are incorporated herein by reference), including annual retainers and stock option grants under the Company’s 2012 Amended and Restated Non-employee Director Stock Option Plan, prorated to reflect her appointment date. The Company also entered into a standard form indemnity agreement with Ms. Starkoff effective upon her appointment to the Board of Directors (which indemnity agreement form was included as Exhibit 10.10 to the Company's Annual Report on Form 10-K filed February 21, 2018).

There are no arrangements or understandings between Mr. Starkoff and any other persons pursuant to which she was appointed to the Board of Directors. There are no family relationships between Ms. Starkoff and any director, officer, or any person nominated or chosen by the Company to become a director or officer. There are no related party transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Starkoff and the Company. Ms. Starkoff has been determined by the Board of Directors to be independent in accordance with the current standards of the NASDAQ Global Select Market based on information she provided.

A copy of the Company's News Release concerning the foregoing announcements is attached as Exhibit 99.1.

Section 9.    Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d)        Exhibit 99.1

News Release Dated October 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2018                        GENTEX CORPORATION
(Registrant)

By /s/ James Wallace
James Wallace
Chairman of the Board of Directors